UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2011, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), held its Annual Meeting of Stockholders. At the meeting, all six directors of the Company were elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Tabulated with the name of each of the nominees elected is the number of votes cast for each nominee, the number of votes withheld for each nominee and the number of broker non-votes with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Jay H. Shidler	48,256,445	70,204	908.352
Michael W. Brennan	48,079,598	247,551	908.352
Robert L. Denton	48,251,110	76,039	908.352
Clay W. Hamlin, III	48,267,670	58,979	908.352
Paul M. Higbee	48,270,396	56,753	908.352
James R. Ingebritsen	48,256,387	70,762	908.352

In addition, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified at the meeting with 49,020,638 votes in favor, 188,077 votes against, 26,786 abstentions and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: May 26, 2011	By:	/s/ Michael C. Burer
Michael C. Burer
Chief Financial Officer